Exhibit 10.1

PIER 1 IMPORTS, INC.

STOCK PURCHASE PLAN

Restated As Amended December 1, 2013

PURPOSE OF PLAN

The purpose of the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”), which was established in 1980 and was most recently amended and restated on June 20, 2008, is to provide Eligible Participants of Pier 1 Imports, Inc. and its employing affiliates with the opportunity to acquire an ownership interest in Pier 1 Imports, Inc. and thereby provide those who will be responsible for the continued growth of Pier 1 Imports, Inc. with a more direct concern about its welfare and a common interest with other shareholders of Pier 1 Imports, Inc. The Plan provides a voluntary method of acquiring shares of Common Stock in convenient installments by compensation deductions, supplemented by contributions from the Company. Certain terms used herein are defined in Article XII.

ARTICLE I

ELIGIBILITY

All employees of the Company who have attained the age of majority of their state or province of residence and have completed 60 days of continuous employment with the Company will be eligible to participate in the Plan at their election. Directors will also be eligible to participate in the Plan at their election; provided, however, that Directors who are also employees of the Company will be governed by all provisions of the Plan, including eligibility requirements, applicable to employees of the Company.

No amounts from an employee Participant’s Account will be used to purchase shares of Common Stock if immediately after such purchase such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company (including any stock attributable to such employee under Section 424(d) of the Code).

ARTICLE II

PARTICIPATION

An Eligible Participant may enroll as a Participant by completing and signing a compensation deduction authorization form designated by the Company from time to time, in hard copy or in electronic form. Such forms may be obtained through the Human Resources Department of the Eligible Participant’s employer, or in the case of a non-employee Director from Pier 1 Imports, Inc. Enrollment shall become effective and the Company will establish an Account for an Eligible Participant as soon as practicable after the signed compensation deduction authorization form is received by the Eligible Participant’s employer or in the case of a non-employee Director, is received by the Company. The effective date of enrollment for Eligible Participants may be subject to the Pier 1 Imports, Inc. insider trading policies and procedures which may cause the effective date of enrollment to be delayed.

ARTICLE III

METHOD OF OPERATION

Pier 1 Imports, Inc., assisted by the Administrative Committee, will administer the Plan and will establish an Account in the name of each Participant. The Company will deduct funds from each Participant’s pay as authorized and will credit monthly the Plan Account of such Participant with such deducted fund amounts plus Company contribution amounts established pursuant to Article V on behalf of Participant. Such amounts will be used as soon as administratively practicable to purchase shares of Common Stock (i) in the open market by a Broker designated by the Administrative Committee, or (ii) directly from Pier 1 Imports, Inc. No purchases of Common Stock, however, through a Broker may be made at a price which is greater than the fair market value of the Common Stock at the time of the purchase. Purchases of shares of Common Stock from Pier 1 Imports, Inc. will be at the Closing Price on the last Trading Day of each calendar month. Purchased shares will be allocated monthly to the Accounts of Participants in proportion to the funds received for each respective Account. Allocation will be made in full shares of Common Stock and fractional interests therein to the ten-thousandth of a share. Any Broker’s commissions or markups on purchases made by a Broker will be paid by Pier 1 Imports, Inc.

ARTICLE IV

COMPENSATION DEDUCTIONS

An employee Participant, including an employee Participant who is also a Director, will specify in a deduction authorization form the amount to be withheld from Compensation, with a minimum of $2.50 per week and a maximum of 20% of Compensation. A non-employee Director will specify in a deduction authorization form the amount to be withheld from cash director compensation payments. A non-employee Director may not contribute any amounts in excess of cash director compensation payments. Deductions from Compensation or deductions from a non-employee Director’s cash director compensation payments, as the case may be, will be made from each payment to a Participant, and such authorization will remain effective until revised or terminated as hereinafter provided.

Deductions from Compensation or deductions from a non-employee Director’s cash director compensation payments, as the case may be, may be increased or decreased (subject to the minimum and maximum limitations set forth above) at any time by the Participant completing a new deduction authorization form and submitting it to the Human Resources Department of the Participant’s employer, or to Pier 1 Imports, Inc. in the case of a non-employee Director. Commencement of deductions and increases or decreases of deductions will become effective as of the first day of a payroll period, provided that it is administratively practicable and subject to and in compliance with the Pier 1 Imports, Inc. insider trading policies and procedures, after a Participant’s request is received. With respect to non-employee Directors, all references to “the first day of a payroll period” herein means the date of a cash director compensation payment.

ARTICLE V

COMPANY CONTRIBUTIONS

The Company will contribute an amount equal to 25% of the Compensation deduction of each employee Participant, including an employee Participant who is also a Director, for the purchase of Common Stock under the Plan for each Participant. The Company will contribute an amount equal to 25% of the non-employee Director’s deduction from his cash director compensation payments for the purchase of Common Stock under the Plan for such non-employee Director.

ARTICLE VI

TERMINATION OF COMPENSATION DEDUCTIONS

A Participant’s compensation deduction authorization shall automatically terminate upon death, termination of employment or cessation of service as a Director, as the case may be.

Compensation deductions may also be voluntarily terminated at any time by Participant’s written notice to the Human Resources Department of the Participant’s employer, or notice to Pier 1 Imports, Inc. with respect to a non-employee Director Participant. Voluntary termination of deductions shall become effective as of the first day of a payroll period after receipt of the applicable notice as described in the preceding sentence, provided that it is administratively practicable and subject to and in compliance with the Pier 1 Imports, Inc. insider trading policies and procedures. A Participant who terminates deductions may not re-commence compensation deductions until 6 months after such termination of deductions. After that time, the Participant may re-commence compensation deductions by completing a deduction authorization form as set forth in Article IV.

ARTICLE VII

TERM; AMENDMENT OR TERMINATION OF PLAN

Unless previously terminated by the Board of Directors, the Plan will automatically terminate on the earlier of (i) June 29, 2015, or (ii) when an aggregate of 3,500,000 shares of Common Stock, plus 881,923 authorized shares of Common Stock which remained available for issuance under the Plan on March 28, 2009, have been issued after June 29, 2010. The Board of Directors reserves the right to amend, suspend or terminate the Plan at any time. Any such action will not result in the forfeiture of any funds deducted from the compensation of any Participant or contributed by the Company on behalf of any Participant, or of any Common Stock shares or fractional interest in Common Stock shares held in a Participant’s Account, or of any dividends or other distributions in respect of such shares, which occur before the effective date of the amendment, suspension or termination of the Plan.

Any amendment to the Plan will be submitted to the shareholders of Pier 1 Imports, Inc. for approval by the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to a vote on the matter at a meeting called therefor, if the amendment would:

(a)	materially increase the benefits accruing to Participants; or

(b)	materially increase the number of shares of Common Stock which may be issued under the Plan; or

(c)	materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE VIII

PARTICIPANTS’ ACCOUNTS

Each Participant for whose Account purchases of shares of Common Stock were allocated acquires full ownership of all such allocated shares and any fractional interest therein. All shares will be registered in the name of the Plan and will remain so registered until delivery of the shares to the Participant pursuant to Article IX below or until “released” shares are sold or transferred by the Participant. All such allocated shares of Common Stock in a Participant’s Account will initially be classified under the Plan as “unreleased” and may not be sold, transferred or otherwise disposed until released. All shares in the Account of each Participant shall be automatically classified as “released” at least once each calendar year. Participants may sell or transfer released shares at any time, subject to Article X below.

No Participant may grant a security interest (or take any other action prohibited by the Pier 1 Imports, Inc. insider trading policy) in the shares allocated to a Participant’s Account and held in the name of the Plan. A Participant’s compensation deductions will terminate if the Participant grants a security interest or sells or assigns the Participant’s interest in the Plan.

A Participant’s Account will be credited with all dividends, if any, paid with respect to the full shares and any fractional interest in shares of Common Stock held in the Participant’s Account. All cash dividends will be reinvested in Common Stock at the Closing Price on the date the dividend is paid. All such shares of Common Stock will initially be classified under the Plan as “unreleased” until automatically classified as “released” as described above.

Stock dividends and/or any stock splits with respect to shares of Common Stock held in a Participant’s Account will be credited to the Account without charge. Distributions of other securities and rights to subscribe may be sold at the direction of the Administrative Committee, and the proceeds will be handled in the same manner as a cash dividend.

A Participant will receive semi-annual statements of his Account in hard copy or electronic form. The Company will send to each Participant as soon as administratively practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by Pier 1 Imports, Inc. to its shareholders. Upon receipt of instructions from a

Participant, the Administrator of the Plan will vote, or exercise dissenter’s rights when applicable, all shares of Common Stock in Participant’s Account in accordance with the instructions of Participant. In addition, the Administrator of the Plan will vote, or exercise dissenter’s rights when applicable, shares of Common Stock in Participants’ Accounts for which no instructions were received in the same proportion as shares for which instructions were received are voted.

In the event of a tender offer for Common Stock, the Company will send to each Participant the tender offer documents and other materials relating to such tender offer that are received by the Plan as a holder of Common Stock, together with a form to provide instructions whether to direct the Administrator of the Plan to tender into the tender offer all shares of Common Stock in a Participant’s Account. Upon receipt of instructions from a Participant, the Administrator of the Plan will take such action as directed by Participant. In addition, the Administrator of the Plan will tender into such tender offer, from the number of shares of Common Stock for which no valid instructions were received from Participants, a number of those shares equal to the same percentage of instructed shares electing to tender into the tender offer.

ARTICLE IX

DISTRIBUTION OF SHARES AFTER TERMINATION

Upon death or termination of employment or cessation of service as a Director, as the case may be, all shares in the Account of such Participant shall be distributed to the Participant or his estate as applicable, as soon as administratively practicable after the end of the month in which the termination event occurred.

The Company may at its option make all distributions under this Article IX electronically in book-entry form which may include delivery of fractional shares. If the Company elects to distribute only full shares from the Plan, then any fractional shares shall either be valued at the Closing Price or sold at market value on the date of distribution and cash in such amount shall be distributed in conjunction with the distribution of full shares.

ARTICLE X

RESALE OF STOCK ACQUIRED FROM THE PLAN

Participants who are deemed to be “affiliates” of Pier 1 Imports, Inc. within the meaning of the Securities Act of 1933, as amended (“Act”) may sell or transfer such shares only in accordance with the provisions of Rule 144 under such Act, in a transaction otherwise exempt from registration under such Act, or pursuant to an effective registration under such Act. Additionally, all sales of Common Stock shall be subject to and in compliance with the Pier 1 Imports, Inc. insider trading policies and procedures and all applicable laws, rules and regulations.

ARTICLE XI

MISCELLANEOUS

Neither the act of establishing the Plan nor any provision hereof or action taken hereunder shall be construed as giving any Participant the right to be retained as an employee of the Company or Director, and the right of the Company to dismiss or discharge any employee, and the right of the shareholders of Pier 1 Imports, Inc. to elect Directors of Pier 1 Imports, Inc., are specifically reserved.

Pier 1 Imports, Inc. may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan, release of shares, or distribution or payment of interests or benefits thereunder.

By his act of participating in the Plan, or of accepting any benefits hereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan.

Neither Pier 1 Imports, Inc. nor any of its subsidiaries, both corporate and non-corporate (including, but not limited to, any statutory trust), nor any Director, officer, employee or agent of Pier 1 Imports, Inc. or any of its subsidiaries, both corporate and non-corporate (including, but not limited to, any statutory trust), warrants or represents in any way to any Participant that the value of Common Stock will increase or will not decrease or that dividends will be paid on Common Stock, either at all or at any particular level. Each Participant assumes all risks in connection with changes in value of Common Stock and all risks that dividends may not be paid, either at all or at any particular level.

Any words used herein in the masculine gender shall be construed as though they were used in the feminine gender wherever appropriate.

The Company may at its option designate an agent to administer certain functions required under the Plan, including, without limitation, the enrollment process, recordkeeping, distributions, forms for compensation deduction authorizations and terminations, and Participant statements, with such processes, forms and statements in hard copy or electronic form.

The Plan is hereby amended and restated in its entirety effective as of December 1, 2013.

ARTICLE XII

DEFINITIONS

For the purpose of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

a. “Account” shall mean the separate Account established and maintained for each Participant pursuant to Article VIII hereof.

b. “Administrative Committee” shall mean the committee which may be from time to time formed to assist Pier 1 Imports, Inc. in the administration of the Plan, the members of which shall be appointed by the Board of Directors. The Administrative Committee shall be comprised of not less than two “Non-Employee Directors” of Pier 1 Imports, Inc., as that term is defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended. The Administrative Committee will be the Compensation Committee of the Board of Directors provided that the above requirements are met, in which event no additional appointment shall be necessary by the Board of Directors.

c. “Administrator of the Plan” shall mean Pier 1 Imports, Inc.

d. “Board of Directors” shall mean the Board of Directors of Pier 1 Imports, Inc.

e. “Broker” shall mean the broker appointed by the Administrative Committee pursuant to Article III.

f. “Closing Price(s)” shall mean on any date the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices) on that date as reported in the composite transactions table for the principal U.S. national or regional securities exchange on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange on the relevant date, then the “Closing Price” of the Common Stock will be the average of the bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or similar organization. If the Common Stock is not so quoted, the “Closing Price” of the Common Stock will be such other amount as the Administrative Committee may reasonably ascertain to represent such “Closing Price.” The Closing Price shall be determined without reference to extended or after-hours trading.

g. “Code” shall mean the Internal Revenue Code of 1986, as amended.

h. “Common Stock” shall mean shares of common stock, par value $0.001 per share, of Pier 1 Imports, Inc.

i. “Company” shall mean Pier 1 Imports, Inc., a Delaware corporation, its successors and assigns and any of its subsidiaries both corporate and non-corporate (including, but not limited to, any statutory trust) any of which has employees and which shall adopt the Plan by action of its board of directors, or other governing person or entity, if applicable.

j. “Compensation” shall mean the total of all amounts paid by an employer to or for the benefit of an employee Participant for services rendered or labor performed for the employer which are required to be reported on the Participant’s federal income tax withholding statement or statements (Form W-2, Box 1 or its subsequent equivalent), subject to the following exclusions: taxable income resulting from the exercise of stock options, non-cash compensation (i.e., non-cash awards), moving expense reimbursements, cash and non-cash fringe benefits, expense allowances, expense reimbursements, payments of deferred compensation, welfare benefits, severance pay, supplemental disability pay, relocation pay and compensation earned before an employee was first eligible to participate in the Plan.

k. “Director” shall mean an individual who is a member of the Board of Directors of Pier 1 Imports, Inc.

l. “Eligible Participant” shall mean any employee, including any employee who is a Director, or a non-employee Director who meets the requirements stated in Article I.

m. “Participant” shall mean any employee or non-employee Director who elects in accordance with the provisions of the Plan to participate in the Plan through compensation deductions pursuant to Article II.

n. “Plan” shall mean the Pier 1 Imports, Inc. Stock Purchase Plan, as amended and restated herein.

o. “Trading Day(s)” shall mean a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Closing Price for the Common Stock is available on such securities exchange or market.

Effective as amended and restated December 1, 2013

Pier 1 Imports, Inc.,
a Delaware corporation

By:	/s/ Gregory S. Humenesky
Gregory S. Humenesky
Executive Vice President

Date: November 22, 2013